EXHIBIT 10.7

                                  ITEM 1, (13)

                                AGREEMENT BETWEEN
                      PHOENIX RESOURCES TECHNOLOGIES, INC.
                                       AND
                       ROCKY MOUNTAIN CRYSTAL WATERS, INC.
                            DATED SEPTEMBER 20, 1997






























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                                    AGREEMENT


          This Agreement, made and entered this 20th day of September, 1997, by and between Phoenix Resources Technologies, Inc. ("PRTI") and Rocky Mountain Crystal Water, Inc.("RMCW"):

WITNESSETH:

WHEREAS, PRTI and RMCW had entered into an Agreement under date of January 31, 1997 wherein PRTI obtained a controlling share interest in RMCW, and

WHEREAS, it has been determined that the interest of all parties are best served by backing out of said Agreement:

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained the parties agree as follows:

1. RMCW will return to PRTI the 6,000,000 shares of Class "B" Preferred Stock which was issued to it under the Agreement.

2. PRTI will return to RMCW the 6,000,000 shares of common stock of RMCW which was issued to it under said Agreement.

3. If PRTI has any assets that are used in the operation of RMCW it will by separate Bill of Sale transfer said assets to RMCW.

4. All liabilities which PRTI may have incurred in the operation of RMCW, pertaining to the operation of RMCW, are hereby assumed and become the liabilities of RMCW and RMCW hereby agrees to indemnify and hold PRTI harmless with respect to said liabilities.

5. (A) PRTI has further agreed to transfer to RMCW, or his designee, all shares of MVP Holdings, Inc., constituting 4,000,000 shares, and all rights under PRTI's contract with MVP Holdings, Inc. pertaining to said shares, including, but not by way of limitation, the right to have such shares increased in the event of a fall in the price of MVP Holdings, Inc. below $3.50 per share. The transfer is deemed to be at the Historical Valuation, as set forth in the March 10, 1997 Agreement of $14,000,000, and is additional consideration for any damages RMCW may have relating to the original contract with PRTI. Such transfer is, however, subject to MVP Holdings, Inc. Right of First Refusal to purchase said stock under letter Agreement entered into April 6, 1997, which right has to be exercised within 48 hours after notification of the proposed transfer..

  (B) Nothing contained herein is meant to obviate or terminate PRTI's rights to indemnity as set forth in the March 10, 1997 together with such other rights of PRTI as set forth in said Agreement.



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  (C) It is further  agreed by and  between  the  parties,  that all parties are aware of the Right of First Refusal held by MVP Holdings, Inc. In the event that they should exercise said right, or make any other claims with respect to said right and/or the sale of said stock, such exercise or other claims shall not constitute a breach of this Agreement, or the action taken by the parties hereto. All other actions taken hereunder or in connection herewith shall be deemed to be sufficient consideration for the upholding of the rights of the parties hereto.


                                            PHOENIX RESOURCES TECHNOLOGY, INC.

                                            By
                                                William C. Nichols, President

                                            ROCKY MOUNTAIN CRYSTAL WATERS, INC.

                                            By
                                                Michael Puhr, President






























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